Exhibit 10.121

                            SECOND AMENDMENT TO LEASE
                                 (Tutti Animali)


     THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 27th day of January, 1999, by and between SOUTH COAST PLAZA, a California general partnership ("Landlord"), and PLAY CO. TOYS & ENTERTAINMENT CORP., a Delaware corporation ("Tenant"), with respect to the following:

                                    RECITALS

     Landlord is the successor to the landlord's interest and Tenant is the last assignee of the tenant's interest pursuant to that certain lease dated July 31, 1986 between South Coast Plaza Expansion, a California limited partnership, as the original Landlord, and Toys International (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of January 16, 1997 (the "First Amendment," and together with the Original Lease, the "Lease"). The Lease covers certain premises commonly known as Suite 130 (the "Premises") located in the western portion of South Coast Plaza Retail Center in the City of Costa Mesa, County of Orange, State of California (the "Center").

     B. Pursuant to the First Amendment,  the Lease currently expires on January

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31, 1999 (the "Current  Expiration Date").  Landlord and Tenant desire to extend the Current Expiration Date and, for that purpose, enter into this Amendment.

                                    AGREEMENT

     IN CONSIDERATION OF the foregoing recitals and the mutual covenants contained herein, Landlord and Tenant agrees as follows:

     Current Expiration Date. The date "January 31, 1999" appearing in the First Amendment is hereby amended to read "January 31, 2000."

     Renovation and Remodeling. Landlord and Tenant acknowledge that Landlord proposes to renovate and remodel or cause to be renovated and remodeled portions of the Center. Such work (the "Renovation") shall or may include relocation of certain tenant Enclosed Mall storefronts, renovation of the ceiling in the Enclosed Mall, replacing certain staircases with escalators and elevators, modifications to the exterior fascia of the Enclosed Mall building, construction of a pedestrian bridge with a landing on the third floor of the Center across Bear Street to the east of the Center, modifications to the parking structure for the Center, renovation and retenanting of the building at the south end of the Center formerly operated as a Robinson's-May store and renovation of the building at the north end of the Center currently operated as a Macy's department store. Landlord contemplates that such Renovation will be conducted during calendar years 1999 and 2000. In connection with the Renovation, Landlord and Tenant agree as follows: (a) There are no guaranties, promises, representations or warranties by Landlord as to the scope of the Renovation or the precise time period over which the same shall be conducted. Tenant acknowledges that the plans for the Renovation are subject to change at any time and from time to time and that the scheduling of the Renovation or any components thereof is also subject to change from time to time with or without notice to Tenant. Landlord will, upon written request by Tenant, advise Tenant of Landlord's then best estimate of the scope and timing of the Renovation. Any such estimate provided by Landlord is merely an estimate and should not be regarded as a promise, guaranty, warranty or representation by Landlord. (b) Conduct of the Renovation or various components thereof may result in noise, dust, odors and inconvenience to Tenant and its employees, customers, vendors and service personnel. Landlord shall take reasonable steps to minimize such inconvenience and other deleterious effects. Tenant acknowledges that Landlord cannot eliminate all such inconvenience and such deleterious effects and agrees that neither the Renovation nor any of the possible effects thereof identified in this subsection shall entitle Tenant to any abatement of rent, to any other financial accommodation by Landlord or to terminate the Lease, as hereby amended.

     No Brokers. Each of Landlord and Tenant represents and warrants to the other that it has retained or employed no broker, finder or agent in connection with this Amendment and the transaction provided for herein, and that there is no broker, finder or agent entitled to a fee or commission in connection with this Amendment and the transaction provided for herein through the warranting party. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims to a fee or commission made by any broker, finder or agent claiming through or under the indemnifying party. Payment shall not be a condition precedent to recovery upon the foregoing indemnification provision. The foregoing indemnification provision shall include a covenant by each indemnifying party to defend the indemnified party against all claims for which indemnification is available pursuant to this paragraph with legal counsel selected by the liability insurance carrier for the indemnifying party or otherwise reasonably satisfactory to the indemnified party.

     Counterparts.   This   Amendment  may  be  executed  in  two  (2)  or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which

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together  shall  constitute a single  instrument.  It shall not be necessary for both parties to execute the same counterpart(s) of this Amendment for this Amendment to become effective.

     Defined Terms. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Lease.

     Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, remains in full force and effect in accordance with its terms.

     Effectiveness. This Amendment shall be effective as of the date first set forth above, notwithstanding any later execution and delivery by Landlord and/or Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease to be effective as of the date provided in paragraph 6 above.

PLAY CO. TOYS & ENTERTAINMENT CORP., a Delaware corporation

By
Title:
                  "Tenant"

SOUTH COAST PLAZA, a California general partnership

By: C. J. Segerstrom & Sons, a California general partnership,
    Managing General Partner

By
      Manager
By
      Manager
                  "Landlord"